UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2026

Mobility Global Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-43276	39-4621962
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
5860 Trinity Parkway, Suite 600, Centreville, VA 20120
(Address of Principal Executive Offices) (Zip Code)
(703) 934-2664
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $0.01 per share)	MBGL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the
Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.                                          ☐

Item 2.02.  Results of Operations and Financial Condition.
On November 12, 2026, Mobility Global Inc. (the “Company”) issued an earnings release containing a discussion of the
Company’s results of operations and financial condition for the third quarter ended September 30, 2026, as well as certain guidance for 2026. A copy of this release is being furnished as Exhibit 99.1 hereto and incorporated herein by reference. In addition, on November 12, 2026, the Company will hold a teleconference for analysts and media to discuss results for the third quarter ended September 30, 2026. The teleconference will be webcast on the Company’s website at
www.mobilityglobal.com.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 2.02 of this Current
Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the
“Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific references in such a filing
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits. The following exhibits are furnished with this report:
Exhibit No.Description
(99.1)Earnings Release of the Registrant, dated November 12, 2026.
(104)Cover Page Interactive Data File (formatted as Inline XBRL).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this
Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Mobility Global Inc.

	By:	/s/ Matthew A. Calderone

Name: Matthew A. Calderone
Dated: November 12, 2026		Title: Chief Financial Officer